Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNS, Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-129457, 333-109110, 333-68310, 333-42108, 333-60017, 33-59719, 33-42971, 33-29454, 33-19043, 33-15044 and 33-14052) on Form S-8 of CNS, Inc. of our reports dated May 24, 2006, with respect to: (a) the consolidated balance sheets of CNS, Inc and subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended March 31, 2006, and the financial statement schedule; and (b) management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006; which reports appears in the March 31, 2006, annual report on Form 10-K of CNS, Inc.

/s/  KPMG LLP

Minneapolis, Minnesota

May 31, 2006